Exhibit 99.1

SPY Inc.
2070 Las Palmas Drive
Carlsbad, CA 92011
PH: (760) 804-8420
FX: (760) 804-8442
www.spyoptic.com

SPY INC. REPORTS FINANCIAL RESULTS FOR THE QUARTER ENDED JUNE 30, 2012

For Immediate Release: August 13, 2012

CARLSBAD, Calif.—SPY Inc. (OTCBB: XSPY) today announced financial results for the quarter ended June 30, 2012.

Total net sales increased by $0.5 million, or 5%, to $9.5 million for the quarter ended June 30, 2012, compared with total net sales of $9.0 million for the quarter ended June 30, 2011. Total net sales increased by $1.9 million, or 13%, to $17.6 million for the six months ended June 30, 2012, compared with total net sales of $15.7 million for the six months ended June 30, 2011.

Sales of our core SPY® brand products increased by $1.1 million, or 13%, to $9.3 million for the quarter ended June 30, 2012, compared with core SPY® brand sales of $8.2 million during the quarter ended June 30, 2011. Other sales were $0.2 million during the quarter ended June 30, 2012, consisting of licensed brand products which are no longer a focus of the Company, compared with licensed product sales of $0.8 million during the quarter ended June 30, 2011.

Sales of our core SPY® brand products increased by $2.5 million, or 17%, to $17.2 million for the six months ended June 30, 2012, compared with core SPY® brand sales of $14.7 million during the six months ended June 30, 2011. Other sales were $0.4 million during the six months ended June 30, 2012, consisting of licensed brand products which are no longer a focus of the Company, compared with licensed product sales of $1.0 million during the six months ended June 30, 2011.

“We are once again pleased to have achieved another quarter with nice growth, making it our 5th consecutive quarter of year over year growth of our core SPY® brand products which we believe demonstrates the strength of our SPY® brand,” said Michael Marckx, President and CEO.

We incurred a net loss of $1.6 million during the quarter ended June 30, 2012, compared to a net loss of $3.0 million during the quarter ended June 30, 2011. The reduced loss during the quarter ended June 30, 2012 was primarily due to lower general and administrative expenses, offset by increased sales and marketing expenses related to our SPY® brand products. In addition, 2011 included other operating expense of $2.0 million substantially all related to the decision to not make any more purchases of licensed products.

In August 2012, we increased our borrowing capacity by increasing the maximum principal amount available to us under one of our credit facilities with Costa Brava by $3.0 million (from $7.0 million to $10.0 million), thereby increasing the aggregate maximum principal amount under all credit facilities from Costa Brava from $14.0 million to $17.0 million (excluding deferred interest). We also extended the due dates of both of our credit facilities with Costa Brava to become April 1, 2014.

The results of our operations, liquidity and capital resources during and as of the quarter ended June 30, 2012 and 2011, respectively, are more fully discussed in our Form 10-Q for the quarter ended June 30, 2012.

SPY Inc.:

We design, market and distribute premium products for hard core participants in action sports, motorsports, snow sports, cycling and multi-sports markets, which embrace their attendant lifestyle subcultures, crossing over into more mainstream fashion, music and entertainment markets. We believe a principal strength is our ability to create distinctive products for active people within the youthful demographics of these subcultures. Our principal products – sunglasses, goggles and prescription frames – are marketed under the SPY® brand. During 2011 and 2010, we also designed, manufactured and sold eyewear under the O’Neill®, Melodies by MJB® and Margaritaville® brands and in 2011, we decided to cease any new purchase orders of additional inventory for these licensed eyewear brands and do not expect any significant sales from these brands in the future.

Safe Harbor Statement:

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,”
“will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “estimate,” “predict,” “hope,” the negative of such terms, expressions of optimism or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ from those contained in our forward-looking statements include, but are not limited to lack of continuity and effectiveness of our management team, our ability to generate sufficient incremental sales of our core
SPY® brand and new products to recoup our significant investments in sales and marketing, our ability to maintain the availability of our existing credit facilities and otherwise finance our strategic objectives, and the other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. Although we believe that the expectations reflected in our forward-
looking statements are reasonable, we cannot guarantee future results. Moreover, except as required by law, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

CONTACTS:

Maddy Isbell, PR Manager

760-804-8420

Fax: 760-804-8442

investor.spyoptic.com

SPY INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Thousands, except number of shares and per share amounts)

	June 30,	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets
Cash	$821	$727
Accounts receivable, net	6,394	4,859
Inventories, net	7,712	6,190
Prepaid expenses and other current assets	580	420

Total current assets	15,507	12,196
Property and equipment, net	618	730
Intangible assets, net of accumulated amortization of $709 and $688 at June 30, 2012 and December 31, 2011, respectively	91	65
Other long-term assets	47	50

Total assets	$16,263	$13,041

Liabilities and Stockholders’ Deficit
Current liabilities
Lines of credit	$6,020	$2,484
Current portion of capital leases	62	65
Current portion of notes payable	15	500
Accounts payable	3,646	1,583
Accrued expenses and other liabilities	2,568	2,679
Income taxes payable	12	8

Total current liabilities	12,323	7,319
Capital leases, noncurrent	121	150
Secured notes payable, noncurrent	40	47
Subordinated stockholder long-term debt, noncurrent	15,060	13,000

Total liabilities	27,544	20,516
Stockholders’ deficit
Preferred stock: par value $0.0001; 5,000,000 authorized; none issued	—	—
Common stock: par value $0.0001; 100,000,000 shares authorized; 13,054,381 and 12,955,438 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	1	1
Additional paid-in capital	43,952	43,492
Accumulated other comprehensive income	444	471
Accumulated deficit	(55,678)	(51,439)

Total stockholders’ deficit	(11,281)	(7,475)

Total liabilities and stockholders’ deficit	$16,263	$13,041

SPY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Net sales	$9,466	$8,986	$17,611	$15,689
Cost of sales	4,707	4,104	9,061	7,394

Gross profit	4,759	4,882	8,550	8,295
Operating expenses:
Sales and marketing	3,794	2,647	7,423	5,442
General and administrative	1,728	2,609	3,724	4,275
Shipping and warehousing	196	151	384	290
Research and development	115	161	252	315
Other operating expense	—	1,952	—	1,952

Total operating expenses	5,833	7,520	11,783	12,274

Loss from operations	(1,074)	(2,638)	(3,233)	(3,979)
Other income (expense):
Interest expense	(534)	(295)	(1,039)	(551)
Foreign currency transaction gain (loss)	(21)	(15)	37	13
Other (expense) income	(1)	—	(4)	1

Total other expense	(556)	(310)	(1,006)	(537)

Loss before provision for income taxes	(1,630)	(2,948)	(4,239)	(4,516)
Income tax provision	—	3	—	6

Net loss	$(1,630)	$(2,951)	$(4,239)	$(4,522)

Net loss per share of Common Stock
Basic	$(0.13)	$(0.23)	$(0.33)	$(0.36)

Diluted	$(0.13)	$(0.23)	$(0.33)	$(0.36)

Shares used in computing net loss per share of Common Stock
Basic	13,037	12,841	13,022	12,567

Diluted	13,037	12,841	13,022	12,567

Other comprehensive income (loss)
Foreign currency translation adjustment	$(1)	$(124)	$(165)	$(426)
Unrealized gain on foreign currency exposure of net investment in foreign operations	(56)	(146)	138	496

Total other comprehensive income	(57)	(270)	(27)	70

Comprehensive loss	$(1,687)	$(3,221)	$(4,266)	$(4,452)